As filed with the Securities and Exchange Commission on December 8, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	22-3203193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3005 First Avenue
Seattle,Washington 98121
(206) 256-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard F. Hamm, Jr.
Senior Vice President, Corporate Development,
General Counsel and Secretary
Dendreon Corporation
3005 First Avenue
Seattle,Washington 98121
(206) 256-4545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher M. Kelly
Jones Day
222 East 41st Street
New York New York 10017
Tel: (212) 326-3939

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐
		(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price	Fee
Common Stock, $0.001 par value, including related rights to purchase Series A Junior Participating Preferred Stock	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of shares or amount of common stock is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Common Stock

From time to time we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement.

We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the shares of common stock to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

Our common stock is listed on the Nasdaq Global Market under the symbol “DNDN.” On December 7, 2009, the last reported sale price was $27.07 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2009.

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. We are not making offers to sell common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Dendreon®, the Dendreon logo, Targeting Cancer, Transforming Livestm, Provenge® and Neuvengetm are our trademarks. All other trademarks appearing or incorporated by reference into this prospectus and the accompanying prospectus supplement are the property of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement of which this prospectus is a part. Each time our common stock is offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in shares of common stock offered hereby.

Throughout this prospectus references to “Dendreon Corporation,” the “company,” “we,” “us” and “our” refer to Dendreon Corporation unless otherwise specified or the context otherwise requires.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors contained in the applicable prospectus supplement for a specific offering of common stock, as well as those contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 10, 2009, and any amendment or update thereto reflected in our subsequent filings with the SEC incorporated by reference in this prospectus. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties, particularly those risks and uncertainties inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics. There are important factors that could cause actual results to be substantially different from the results expressed or implied by these forward-looking statements, including, among other things:

•	whether the FDA’s review of our BLA will result in approval for licensure to allow us to begin marketing of Provenge;

•	whether we have adequate financial resources and access to capital to fund commercialization of Provenge and that of other potential product candidates we may develop;

•	our ability to successfully manufacture Provenge and other product candidates in necessary quantities with required quality;

•	our ability to successfully obtain regulatory approvals and commercialize our products that are under development and develop the infrastructure necessary to support commercialization if regulatory approvals are received;

•	our ability to complete and achieve positive results in ongoing and new clinical trials;

•	our dependence on single-source vendors for some of the components used in our product candidate;

•	the extent to which the costs of any products that we are able to commercialize will be reimbursable by third-party payors;

•	the extent to which any products that we are able to commercialize will be accepted by the market;

•	our dependence on our intellectual property and ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	the effect that any intellectual property litigation or product liability claims may have on our business and operating and financial performance;

•	our expectations and estimates concerning our future operating and financial performance;

•	the impact of competition and regulatory requirements and technological change on our business;

•	our ability to recruit and retain key personnel;

•	our ability to enter into future collaboration agreements;

•	anticipated trends in our business and the biotechnology industry generally; and

•	other factors set forth under Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and in our future filings made with the SEC, which are incorporated by reference into this prospectus, and the risk factors set forth in or incorporated by reference into this prospectus and the accompanying prospectus supplement.

In addition, in this prospectus, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” or “opportunity,” the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

OUR COMPANY

This summary highlights information about Dendreon Corporation. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus, any prospectus supplement and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section of this prospectus entitled “Incorporation of Certain Information By Reference.”

We are a biotechnology company focused on the discovery, development and commercialization of novel therapeutics that may significantly improve cancer treatment options for patients. Our most advanced product candidate is Provenge® (sipuleucel-T), an active cellular immunotherapy that has completed three Phase 3 trials for the treatment of metastatic, castrate-resistant (also referred to previously as “androgen-independent”) prostate cancer. Prostate cancer is the most common non-skin cancer among men in the United States, with over one million men currently diagnosed with the disease, and the second leading cause of cancer deaths in men in the United States.

On November 9, 2006, we completed the submission of our Biologics License Application (our “BLA”) to the U.S. Food and Drug Administration (the “FDA”) for Provenge based upon the survival benefit seen in our completed D9901 and D9902A studies for Provenge. On May 8, 2007, we received a Complete Response Letter (the “CRL”) from the FDA regarding our BLA. In its letter, the FDA requested additional clinical data in support of the efficacy claim contained in our BLA, as well as additional information with respect to the chemistry, manufacturing and controls (“CMC”) section of the BLA. In a meeting with the FDA on May 29, 2007, we received confirmation that the FDA would accept a positive final analysis of survival from our Phase 3 D9902B IMPACT (IMmunotherapy for Prostate AdenoCarcinoma Treatment) study to support licensure of Provenge. On April 14, 2009, we announced that the IMPACT study had met its primary endpoint of overall survival and exhibited a safety profile consistent with prior studies. On April 28, 2009, at the American Urological Association annual meeting, we presented detailed results of the IMPACT study. The IMPACT study had a final enrollment of 512 patients with asymptomatic or minimally symptomatic, metastatic, castrate-resistant prostate cancer and was a multi-center, randomized, double-blind, placebo-controlled study. Final results from the IMPACT study showed that Provenge extended median survival by 4.1 months compared to placebo (25.8 months versus 21.7 months), and Provenge improved 3-year survival by 38% compared to placebo (31.7% versus 23.0%). The IMPACT study achieved a p-value of 0.032, exceeding the pre-specified level of statistical significance defined by the study’s design (p-value less than 0.043), and Provenge reduced the risk of death by 22.5% compared to placebo (HR=0.775). On October 30, 2009 we completed the amendment of our BLA with the FDA to incorporate IMPACT study results and data regarding CMC requirements not previously addressed which constituted a complete response to the CRL. We own worldwide rights for Provenge.

Other potential product candidates we have under development include Neuvengetm, our investigational active cellular immunotherapy for the treatment of patients with bladder, breast, ovarian and other solid tumors expressing HER2/ neu. Active cellular immunotherapies directed at CA9, an antigen highly expressed in renal cell carcinoma and CEA, an antigen expressed in colorectal cancer, are in preclinical development. We are also developing an orally-available small molecule targeting TRPM8 that could be applicable to multiple types of cancer as well as benign prostatic hyperplasia. In December 2008 we filed an investigational new drug application (“IND”) to investigate this small molecule in advanced cancer patients. The IND was cleared by the FDA in January 2009. In April 2009, the first patient enrolled in our Phase 1 clinical trial for patients with advanced cancer.

We are a Delaware corporation originally incorporated in 1992 as Activated Cell Therapy, Inc. Our executive offices are located at 3005 First Avenue, Seattle, Washington, 98121, and our telephone number is (206) 256-4545. Our website is http://www.dendreon.com (which is not intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained therein.

USE OF PROCEEDS

Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from our sale of common stock pursuant to this prospectus to fund our commercialization activities for Provenge, including the investment in new facilities for the expansion of our manufacturing capabilities, investment in our sourcing of components for Provenge, the hiring of additional personnel and investment in specialized technology systems; to fund additional clinical trials for Provenge and for our other product candidates; to fund our other research and preclinical development activities for our active immunotherapies, monoclonal antibodies and small molecule products; to satisfy third party obligations; and for other general corporate purposes, including working capital. We also may use a portion of the net proceeds to acquire strategic assets, although we currently have no agreements or commitments in this regard. We have not determined the amount of net proceeds from sales of our common stock pursuant to this prospectus and any prospectus supplement that we will use for each of these purposes. Pending such uses, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the United States government or other securities.

We may not receive any cash proceeds from the sale of our common stock pursuant to this prospectus and the applicable prospectus supplement where we issue shares as consideration for services performed or goods provided to us or in payment of outstanding indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material terms of our capital stock. This description of capital stock is qualified by reference to our amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”) the certificate of designation of our Series A Junior Participating Preferred Stock, and our stockholders’ rights plan, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Authorized Capital Stock

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 260,000,000 shares of capital stock of which 250,000,000 shares are of common stock, par value $0.001 per share, and 10,000,000 shares are of preferred stock, par value $0.001 per share. As of December 7, 2009, 116,002,033 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably all dividends, if any, as may be declared form time to time by the board of directors out of the funds legally available. In the event of the liquidation, dissolution or winding up of Dendreon Corporation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. Each share of our common stock possesses a right to purchase Series A Junior Participating Preferred Stock under certain circumstances.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock.” Our board of directors may fix or alter from time to time the designation, powers, preferences and rights of the shares of each such new series. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to the common stock, the right to protection from dilutive issuances of securities or the right to approve corporate actions. Any or all of these rights may be superior to the rights of the common stock. As a result, preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult. Additionally, our issuance of preferred stock may decrease the market price of our common stock.

Our board of directors also may fix or alter from time to time the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, establish from time to time the number of shares constituting any such series or any of them and increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of the shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions Affecting Control of Dendreon Corporation

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Delaware Law”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a “business combination” with any “interested stockholder,” defined as a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of the provisions of Section 203. This statute could prevent or delay mergers or other takeover or change-of-control transactions for us and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaw Provisions

The following summary of certain provisions of our certificate of incorporation, and bylaws is not complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, copies of which may be obtained as described under the heading “Where You Can Find Additional Information” in this prospectus.

Our bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or our President and Chief Executive Officer or pursuant to a resolution adopted by a majority of the total number of authorized directors. Our certificate of incorporation also specifies that the authorized number of directors may be changed only by a resolution of the board of directors and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Subject to the rights of the holders of any series of preferred stock, any vacancies on our board may only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, and not by stockholders. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms. This may delay any attempt to replace our board of directors.

Our certificate of incorporation provides that stockholders may not act by written consent, but rather may only act at duly called meetings. Should any stockholder desire to present business at any meeting, they must comply with certain advance notice provisions in our bylaws.

Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors and may have the effect of deterring hostile takeover attempts. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 shares have been designated as “Series A Junior Participating Preferred Stock,” and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be junior to, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation.

We have also implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors.

These provisions contained in our certificate of incorporation and bylaws could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for our common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call (800) SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.dendreon.com and the address for the investor relations page of our website is http://investor.dendreon.com/edgar.cfm (neither of which is intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•	the description of our common stock set forth in our Registration Statement on Form 8-A12 G, which was filed with the SEC on May 22, 2000 (File No. 000-30681);

•	the description of our Series A Junior Participating Preferred Stock set forth in our Current Report on Form 8-K, which was filed with the SEC on September 25, 2002 (File No. 000-30681), and in Exhibit 4.1 thereto;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 12, 2009 (File No. 000-30681), including certain information incorporated by reference from our Definitive Proxy Statement for our 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, as filed with the SEC on May 6, 2009, August 10, 2009 and November 9, 2009, respectively (File No. 000-30681); and

•	our Current Reports on Form 8-K, as filed with the SEC on February 11, 2009, April 14, 2009, April 22, 2009, May 1, 2009, May 5, 2009, May 11, 2009, May 13, 2009, June 16, 2009, June 22, 2009, September 29, 2009, October 13, 2009, November 3, 2009 and November 23, 2009 (File No. 000-30681).

You may request, and we will provide to you, a copy of these filings at no cost, by writing or telephoning us at the following address:

Dendreon Corporation
3005 First Avenue
Seattle, Washington 98121
(206) 256-4545
Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock being offered hereby.

EXPERTS

The consolidated financial statements of Dendreon Corporation appearing in Dendreon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The table below sets forth the costs and expenses payable by the registrant in connection with the securities being registered. All amounts described below are estimates.

Amount to
be Paid

Securities and Exchange Commission filing fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The registrant’s bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide its officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The registrant maintains liability insurance for its directors and officers.

Item 16.	Exhibits.

EXHIBITS

Exhibit
Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Specimen Common Stock certificate.(1)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock.(2)
4.3	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(3)
4.4	Form of Right Certificate.(4)
5.1	Opinion of Jones Day.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

(1)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 8th day of December 2009.

Dendreon Corporation

By:	/s/ Mitchell H. Gold, M.D.
Mitchell H. Gold, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell H. Gold, M.D. and Richard F. Hamm, Jr., and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Gold, M.D. Mitchell H. Gold, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2009

/s/ Gregory T. Schiffman Gregory T. Schiffman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 8, 2009

/s/ Gregory R. Cox Gregory R. Cox	Principal Accounting Officer	December 8, 2009

/s/ Richard B. Brewer Richard B. Brewer	Director	December 8, 2009

/s/ Susan B. Bayh Susan B. Bayh	Director	December 8, 2009

/s/ Gerardo Canet Gerardo Canet	Director	December 8, 2009

Signature	Title	Date

Ian Clark	Director	December 8, 2009

/s/ Bogdan Dziurzynski, D.P.A. Bogdan Dziurzynski, D.P.A.	Director	December 8, 2009

/s/ Pedro Granadillo Pedro Granadillo	Director	December 8, 2009

/s/ David L. Urdal, Ph.D. David L. Urdal, Ph.D.	Director	December 8, 2009

/s/ Douglas G. Watson Douglas G. Watson	Director	December 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*
4.1	Specimen Common Stock certificate.(1)
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock.(2)
4.3	Rights Agreement between the registrant and Mellon Investor Services, LLC, as Rights Agent, dated September 18, 2002.(3)
4.4	Form of Right Certificate.(4)
5.1	Opinion of Jones Day.**
23.1	Consent of Independent Registered Public Accounting Firm.**
23.2	Consent of Jones Day (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to this Registration Statement).

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

**	Filed herewith.

(1)	Filed as Exhibit 4.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-31920) and incorporated herein by reference.

(2)	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(3)	Filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.

(4)	Filed as Exhibit 99.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2002 (File No. 000-30681) and incorporated herein by reference.